Exhibit 10.13

REPAY HOLDINGS CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Document”) is hereby granted as of      [DATE]     (the “Grant Date”) by Repay Holdings Corporation, a Delaware corporation (the “Company”), to    [NAME]       (the “Grantee”) pursuant to the Repay Holdings Corporation Omnibus Incentive Plan (the “Plan”) and subject to the terms and conditions set forth therein and as set out in this Award Document.  Capitalized terms used herein shall, unless otherwise required by the context, have the meaning ascribed to such terms in the Plan.

By action of the Board, and subject to the terms of the Plan, the Grantee is hereby granted an Award of      [NUMBER]     Restricted Stock Units (the “RSUs”) with each RSU representing an unfunded, unsecured right to receive one (1) Share of Common Stock upon settlement of such RSU, subject in all regards to the terms of the Plan and to the restrictions and risks of forfeiture set forth in this Award Document.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Award Document, the Company and the Grantee agree as follows:

1.Grant.  The Company hereby grants to the Grantee the RSUs, on the terms and conditions set forth in this Award Document and as otherwise set forth in the Plan.

2.Vesting and Forfeiture.

(a)Vesting.  The RSUs granted hereunder shall be unvested as of the Grant Date and, subject to the Grantee’s continued service to the Company or its Affiliates, 100% of the RSUs shall vest on the earlier of (i) the first anniversary of the Grant Date and (ii) the next regularly scheduled annual meeting of the stockholders of the Company following the Grant Date.

(b)Accelerated Vesting.  Notwithstanding the foregoing, the Grantee’s RSUs shall become fully vested on the occurrence of a Change of Control.   In addition, in the event that the Grantee undergoes a termination of service as a result of such Grantee’s death or Disability prior to the applicable vesting date (or event), the RSUs shall become fully vested on the date of such termination.

(c)Forfeiture of Unvested RSUs.  Except as otherwise provided herein or as determined by the Board in its sole discretion, unvested RSUs shall be automatically forfeited without consideration to the Grantee upon the Grantee’s termination of service with the Company or its Affiliates for any reason.

(d)Rights as a Stockholder.  The Grantee (or a permitted transferee) shall have no rights as a stockholder with respect to any Share of Common Stock underlying the RSUs until the Grantee (or a permitted transferee) shall have become the holder of record or the beneficial owner of such Common Stock.

(e)Withholding for Taxes.  In the event the Company determines it is required to withhold any tax as a result of the vesting or settlement of the RSUs, as a condition to receipt of the Shares, the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy any and all tax withholding requirements that may arise in connection with the vesting or settlement of the RSUs.

(f)Dividends. The Grantee shall be entitled to receive, upon the Company’s payment of a dividend on its outstanding Common Stock, a payment for each RSU held equal to the per-share dividend paid on the Common Stock; provided, however, that such dividend shall not be distributed to the Grantee unless and until the underlying RSUs are settled in accordance with Section 3.  In the event that any RSU is forfeited by its terms, the Grantee shall have no right to dividends in respect of such forfeited RSUs.

3.Settlement. The Company will deliver to the Grantee, without charge, as soon as reasonably practicable (and, in any event, within 30 days) following the earliest to occur of (i) the date the Grantee undergoes a “separation from service” from the Company and its Affiliates (as defined in Section 409A of the Code) for any reason and (ii) a Change of Control; provided, that such Change of Control also constitutes a “change in ownership or effective control” for purposes of Section 409A of the Code, one Share of Common Stock for each RSU (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested RSU shall be cancelled upon such delivery.

4.Clawback.  The RSUs, the Shares and this Award Document are subject to the Compensation Recovery provisions of the Plan.  In the event the Company is required to provide an accounting restatement for any of the prior three fiscal years of the Company for which audited financial statements have been completed as a result of material noncompliance with financial reporting requirements under federal securities laws (a “Restatement”), the amount of any Excess Compensation realized by any Executive Officer shall be subject to recovery by the Company.

5.Compliance with Legal Requirements. The granting and delivery of the RSUs and the Shares and any other obligations of the Company under this Award Document, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

6.Transferability.  Unless otherwise permitted by the Company, the RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

7.Waiver. Any right of the Company contained in this Award Document may be waived in writing by the Board.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.

8.Severability.  The invalidity or unenforceability of any provision of this Award Document shall not affect the validity or enforceability of any other provision of this Award Document, and each other provision of this Award Document shall be severable and enforceable to the extent permitted by law.

9.Continued Service.  Nothing in the Plan or in this Award Document shall be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the service of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

10.Binding Effect.  The terms of this Award Document shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, the Grantee and the beneficiaries, executors, administrators and heirs of the Grantee.

11.Entire Agreement.  This Award Document and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto.  In the event of a conflict between the Plan and this Award Document, the terms of the Plan shall control.  No change, modification or waiver of any provision of this Award Document shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Grantee under the Plan.

12.Governing Law. This Award Document shall, except to the extent preempted by federal law, be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

13.Section 409A.

(a)It is intended that the RSUs granted hereunder shall be compliant with Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted as such, including, without limitation, by delaying the issuance of shares of Common Stock contemplated hereunder.

(b)Notwithstanding anything in this Award Document to the contrary, if the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Grantee prior to the date that is six months after the date of such Grantee’s “separation from service” or, if earlier, the date of the Grantee’s death.  Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

IN WITNESS WHEREOF, this Award Document has been executed on this __ day of ___________________, ____.

REPAY HOLDINGS CORPORATION

By: ________________________________

Its [TITLE]

ACKNOWLEDGED

By: ________________________________

       Grantee